EXHIBIT 10.1


                     SEPARATION AGREEMENT AND MUTUAL RELEASE


     This Separation Agreement ("Agreement") dated January 21, 2005 ("Effective Date") is made by and between Medical Makeover Corporation of America, a Delaware corporation (the "Company"), and Dr, Leonard I. Weinstein ("Executive"). Company and Executive are sometimes collectively hereinafter referred to as the "Parties."

     WHEREAS, Executive is employed by the Company pursuant to the terms of an Employment Agreement dated April 1, 2004, (the "Employment Agreement"); and

     WHEREAS, the Parties have mutually agreed to terminate the employment relationship, to release each other from any claims arising from or related to the employment relationship.

     NOW THEREFORE, in consideration of the covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

     1. Incorporation of Recitals. The Parties agree that the above Recitals are hereby agreed to and incorporated in the body of this Agreement as if fully set forth herein.

     2. Resignation and Termination of Employment. The Parties acknowledge and agree that Executive resigned as President and as a member of the Board of Directors of the Company effective on September 30, 2004 (the "Resignation Date") and that Executive has terminated his employment with the Company effective on September 30, 2004 (the "Termination Date"). In addition, Executive agrees that he will have no right to further employment, membership, partnership, or any other position or office with Company after the Effective Date

     3. Separation Benefits. In consideration for the release of claims set forth below and other obligations under this Agreement, the Company agrees to provide the following separation benefits to Executive:

          (a) The Company shall pay to Executive a lump sum of ten thousand dollars ($10,000.00) (the "Severance Payment") by cashier's check or bank check upon execution by all Parties. This Agreement shall be null and void if payment is not made in cleared U.S. Funds and tendered upon execution by the Company to the Executive;

          (b) In satisfaction of all claims which the Executive may have, except as specified in Section 4(c), the Company shall execute and deliver a promissory note dated the date hereof in the sum of $47,749.65 (the "Note") in full satisfaction of all sums owed to the Executive. The Note shall be payable in twelve (12) monthly payments of $3,979.14 plus interest each month, commenting on February 1, 2005. A copy of the Note is annexed as Exhibit A. The Executive is responsible for payment of all income taxes on Note payments.

     4. Executive Benefits. The Executive shall not be entitled to participate in any of the Company's benefit plans or programs offered to executives of the Company after the Termination Date.



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     5. Stock.

          (a) The Executive currently owns 6,900,000 shares of the Company's common stock. The Executive agrees to return 6,900,000 to the Company's transfer agent to have two (2) stock certificates issued, one in the amount of 6,210,000 shares ("Escrow Shares") and one in the amount of 690,000 shares ("Retained Shares"). Executive shall be permitted to sell his Retained Shares subject to section 4(b) below. The Escrow Shares shall be held in Executive's name and held in escrow pursuant to the terms and conditions of the Escrow Agreement by and between the Executive, the Company and the Escrow Agent, dated the date hereof ("Escrow Agreement"). A copy of the Escrow Agreement is annexed as Exhibit C.

          (b) Restrictions on Sale of Retained Stock. The Executive shall restrict his public sales of 345,000 shares of his Retained Stock only, as provided below and as limited by the Securities Act of 1933 (the "Act"), including Rule 144 promulgated thereunder. In connection with any public or private sales by the Executive, the Company's counsel shall issue legal opinions that any such sale is in compliance with applicable law, upon which the Company may rely. Said Opinion to be held in escrow and delivered to the Company's Transfer Agent upon request of the Executive so long as the above Escrow Shares are sold in accordance with this Agreement and the Escrow Agreement. The Executive shall restrict 345,000 shares of his Retained Stock for a period of six months from the date he could first sell his Retained Stock pursuant to the Act, including Rule 144 promulgated thereunder, but no later than October 2005.

          (c) In addition to the Retained Stock described in Section 4(b) above, on the Effective Date, the Executive shall be issued an aggregate of 89,413 shares of the Company's common stock in the amounts and as of the dates set forth on the attached Exhibit B.

          (d) Except as set forth in this Agreement and pursuant to the Escrow Agreement, the Executive acknowledges that he has no right, title or interest in or to any other shares of the Company's capital stock or options on the Company's capital stock under the Employment Agreement or any other agreement (oral or written) with the Company.

          (e) The Company agrees that the Escrow Shares shall be held by an escrow agent pursuant to an Escrow Agreement as collateral for the repayment of monies owed to the Executive pursuant to the Note.

     6. Release of Claims. In consideration for the obligations of both parties set forth in this Agreement, the Parties, on behalf of themselves, and their respective heirs, executors, officers, directors, executives, investors, stockholders, administrators and assigns, hereby fully and forever release each other and their respective heirs, executors, officers, directors, executives, investors, stockholders, administrators, parent and subsidiary corporations, predecessor and successor corporations and assigns, of and from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the date of this Agreement including, without limitation:

          (a) any and all claims relating to or arising from Executive's employment relationship with the Company and the termination of that relationship;

          (b) any and all claims relating to, or arising from, Executive's right to purchase, or actual purchase of shares of stock of the Company;


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          (c) any and all  claims  including,  without  limitation,  claims  for wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied, negligent or intentional infliction of emotional distress;
     negligent  or  intentional  misrepresentation;   negligent  or  intentional
     interference with contract or prospective economic advantage; negligence; and defamation;

          (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, and the Americans with Disabilities Act of 1990;

          (e) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

          (f) any and all claims for attorneys' fees and costs.

     The Parties agree that the release set forth in this Section 6 shall, except for any claims for breach of this Agreement, be and remain in effect in all respects as a complete general release as to the matters released.

     7. Confidential Information. The Executive agrees that any sensitive, proprietary or confidential information or data relating to Company, including, without limitation, trade secrets, customer lists, customer contacts, customer relationships, financial data, long range or short range plans, and other data and information of a competition-sensitive nature, or any confidential or proprietary information of others, that he acquired while an Executive of Company shall not be disclosed or used for any purpose whatsoever.
Notwithstanding the above, the following will not constitute confidential information (i) information which is or subsequently becomes generally available to the public through no act of the Executive, (ii) information set forth in the written records of the Executive prior to disclosure to the Executive by or on behalf of the Company, and (iii) information which is lawfully obtained by the Executive in writing from a third party (excluding any affiliates of the Executive) who did not acquire such confidential information or trade secret, directly or indirectly, from the Executive or the Company. The Executive agrees and hereby reaffirms his existing obligations under any and all confidentiality agreements that he may have signed with Company.

     8. Return of Information and Assets. In addition, Executive warrants and represents that he returned all Company corporate assets in his possession or under his direction or control to Company and the originals and all copies of all files, materials, documents or other property relating to the business of the Company on or before the Effective Date or that said documents are available for the Company to retrieve from the offices of Mark C. Perry, Esq.

     9. Continuing Assistance. Not Used.

     10. Non-Disparagement. Executive agrees that he will not make any disparaging, defamatory or denigrating statements regarding the Company or any of its businesses, executives, agents, officers or directors that could have a material negative impact on the reputation of Company. Company agrees that it will not make any disparaging, defamatory or denigrating statements about Executive or his role or activities at Company or the circumstances leading to Executive's resignation or the execution of this Agreement that could have a material negative impact on Executive's reputation.

     11. Non-Solicitation. Executive agrees for a period of twenty-four (24) months after the Effective Date, he will not directly or indirectly, individually or on behalf of any other person or entity, as an executive, consultant, owner or in any other capacity, (i) reveal the name of, solicit or interfere with, or endeavor to entice away from Company any of its suppliers, customers, or executives, as of the Effective Date, and/or (ii) without the advance written approval of Company's Board of Directors, employ any person who was an executive of Company as of the Effective Date.



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     12.  Non-Competition.  Executive  agrees for a period of  twenty-four  (24)
months after the Effective Date, he shall not directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, Executive, partner, director, individual proprietor, lender, consultant, agent or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of, any entity or business (a "Competitive Operation") which competes in any line of business conducted, as of the Effective Date, by Company in any area or market where such business is being conducted by Company and any line of business that has been contemplated by Company as of the Effective Date. Since a breach of the provisions of this paragraph could not adequately be compensated by money damage, Company shall be entitled, in addition to any other right and remedy available to it, to an injunction restraining such a breach or a threatened breach, and in either case no bond or other security shall be required in connection therewith. Executive agrees that the provisions of this paragraph are necessary and reasonable to protect the Company in the conduct of its business. If any restriction contained in this paragraph shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.

     13. SEC Reporting/Insider Trading Compliance. Executive shall make all appropriate filings with the Securities and Exchange Commission ("SEC") including, without limitation, Forms 3, 4, 5 and 13(d). In addition, Executive will cooperate with the Company in providing information with respect to all reports required to be filed by the Company with the SEC as they relate to required information with respect to Executive. Further, Executive will remain in compliance with the terms of the Company's insider trading program with respect to purchases and sales of the Company's stock.

     14. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. The Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

     15. No Representations. Neither Party has relied upon any representations or statements made by the other Party hereto which are not specifically set forth in this Agreement.

     16. Severability. In the event that any provision hereof becomes or is declared by a court or other tribunal of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     17. Arbitration. The Parties shall attempt to settle all disputes arising in connection with this Agreement through good faith consultation. In the event no agreement can be reached on such dispute within fifteen (15) days after notification in writing by either Party to the other concerning such dispute, the dispute shall be settled by binding arbitration to be conducted in Palm Beach County, Florida before the American Arbitration Association under its Employment Dispute Resolution Rules, or by a judge to be mutually agreed upon. The arbitration decision shall be final, conclusive and binding on both Parties and any arbitration award or decision may be entered in any court having jurisdiction. The Parties agree that the prevailing party in any arbitration



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shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties further agree that the prevailing Party in any such proceeding shall be awarded reasonable attorneys' fees and costs. THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO ARBITRABLE CLAIMS. Notwithstanding the above, both Parties recognize that the Note is not subject to this arbitration clause and that the remedies set forth in the Note supersede this provision.

     18. Entire Agreement. This Agreement, and the exhibits and schedules hereto, represent the entire agreement and understanding between the Parties concerning Executive's separation from the Company, and supersede and replace any and all prior agreements and understandings concerning Executive's relationship with the Company and his compensation by the Company.

     19. No Oral Modification. This Agreement may only be amended in writing signed by the Parties.

     20. Governing Law. This Agreement shall be governed by the laws of the State of Florida, without regard to its conflicts of law provisions. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties. The parties agree that venue for any disputes and or disagreements under this agreement is Palm Beach County, Florida.

     21. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. This Agreement may be executed and delivered via facsimile transmission.

     22. Assignment. This Agreement may not be assigned by Executive or the Company without the prior written consent of the other party. Notwithstanding the foregoing, this Agreement may be assigned by the Company to a corporation controlling, controlled by or under common control with the Company without the consent of Executive.

     23. Waiver. Neither the waiver by any party of a breach of or default under any of the provisions of the Agreement, nor the failure of any party on one or more occasions, to enforce any of the provisions of the Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any provisions, rights or privileges hereunder.

     24. Further Assurances. The Parties agree to take or cause to be taken such further actions as may be necessary or as may be reasonably requested in order to effectuate fully the purposes, terms, and conditions of this Agreement.

     25. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

          (a) they have read this Agreement;

          (b) they have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

          (c) they understand the terms and consequences of this Agreement and of the releases it contains; and



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          (d) they are  fully  aware of the  legal  and  binding  effect of this
     Agreement.

     26. Construction. The Parties acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by all of the Parties.

     27. Settlement Provisions. The provisions of any state, federal, local or territorial law or statute providing in substance that releases shall not extend to claims, demands, injuries or damages, losses or liabilities which are unknown or unsuspected to exist at the time this Agreement is entered are expressly waived.

     IN WITNESS WHEREOF, the Parties have executed this Separation Agreement and Mutual Release on the respective dates set forth below.


                    MEDICAL MAKEOVER CORPORATION OF AMERICA.


Dated as of January 21, 2005        By: /s/ Steve Durland
                                        ------------------
                                 Title: Director
                                        ------------------


                     DR. LEONARD I. WEINSTEIN, an individual


Dated as of January 21, 2005            Leonard I. Weinstein
                                        ---------------------
                                        Dr. Leonard I. Weinstein









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